EXHIBIT 4.42

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                               D.L. PETERSON TRUST

                          SOLD SUBI SUPPLEMENT 1999-1B
                         TO ORIGINATION TRUST AGREEMENT

                                      among

                               RAVEN FUNDING LLC,
                       as Settlor and Initial Beneficiary

                      PHH VEHICLE MANAGEMENT SERVICES LLC,
                           as UTI Trustee and Servicer

                                       and

                            WILMINGTON TRUST COMPANY,
                      as Delaware Trustee and SUBI Trustee

                            Dated as of June 30, 1999

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                          SOLD SUBI SUPPLEMENT 1999-1B
                         TO ORIGINATION TRUST AGREEMENT

            THIS SOLD SUBI SUPPLEMENT 1999-1B TO ORIGINATION TRUST AGREEMENT (the "Sold SUBI Supplement") is dated and effective as of June 30, 1999, among RAVEN FUNDING LLC ("SPV" or, in its capacity as settlor, the "Settlor", or in its capacity as initial beneficiary, the "Initial Beneficiary"), PHH VEHICLE MANAGEMENT SERVICES LLC, a Delaware limited liability company, ("VMS"), as UTI Trustee (in such capacity, together with any successor or permitted assign, the "UTI Trustee") and as Servicer (in such capacity, together with any successor or permitted assign, the "Servicer") and WILMINGTON TRUST COMPANY, as Delaware Trustee (in such capacity, together with any successor or permitted assign, the "Delaware Trustee"), and as trustee with respect to the Sold SUBI (in such capacity, together with any successor or permitted assign, the "SUBI Trustee"; together with the UTI Trustee and the Delaware Trustee, the "Origination Trustees").

                                    RECITALS

            A. The Settlor, the UTI Trustee and the Delaware Trustee have entered into that certain Amended and Restated Origination Trust Agreement dated as of June 30, 1999 (as modified, supplemented or amended from time to time, the "Origination Trust Agreement") pursuant to which the Settlor continued D.L. Peterson Trust, formerly a Maryland common law trust, as a Delaware business trust (the "Origination Trust"), for the purpose of acting as agent and nominee owner of various Trust Assets in accordance with the Origination Trust Agreement.

            B. The Origination Trust, the Settlor and VMS, as Servicer, also have entered into that certain Servicing Agreement dated as of June 30, 1999 (as modified, supplemented or amended from time to time, the "Servicing Agreement"), which provides, among other things, for the servicing of the Trust Assets by the Servicer.

            C. The Origination Trust Agreement contemplates that, from time to time, the UTI Trustee, on behalf of the Origination Trust and at the direction of the Initial Beneficiary, will identify and allocate on the Origination Trust's books and records certain Trust Assets from the Undivided Trust Interest to separate SUBI Portfolios (as defined in the Origination Trust Agreement) and create and issue Certificates to the Initial Beneficiary representing separate special units of beneficial interest in the Origination Trust or "SUBIs" (as defined in the Origination Trust Agreement), the beneficiary or beneficiaries of which generally will hold undivided beneficial interests in the related SUBI Portfolios (as defined in the Origination Trust Agreement), all as set forth in the Origination Trust Agreement.

            D. The parties hereto desire to supplement the terms of the Origination Trust Agreement (i) to cause the UTI Trustee to identify and allocate Trust Assets to a SUBI Portfolio (the "1999- 1B Sold SUBI Portfolio"), and (ii) to create and issue to the Initial Beneficiary a SUBI Certificate (as defined in the Origination Trust Agreement) (such SUBI Certificate, together with any replacements thereof, the "Class X 1999-1B Sold SUBI Certificate"), and a
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SUBI Certificate (such SUBI Certificate, together with any replacements thereof, the "Class Y 1999-1B Sold SUBI Certificate", and together with the Class X 1999-1B Sold SUBI Certificate, the "1999-1B Sold SUBI Certificates"), that will evidence the entire and exclusive beneficial interest in the related SUBI (the "1999-1B Sold SUBI"), and (iii) to set forth the terms and conditions thereof.

            E. Concurrently herewith, the Initial Beneficiary, the UTI Trustee, the Servicer, the Delaware Trustee and the SUBI Trustee are entering into a separate SUBI supplement (the "1999-1A SUBI Supplement") to create and issue to SPV a separate SUBI Certificate (the "1999-1A SUBI Certificate". The 1999-1A SUBI Certificate evidences the entire and exclusive ownership interest in a separate SUBI consisting of Trust Vehicles, Leases and related Trust Assets. The 1999-1B Sold SUBI represents the entire and exclusive ownership interest in the Fleet Receivables and related Trust Assets.

            F. Concurrently herewith, SPV is transferring all of its right, title and interest in and to the portion of the 1999-1B Sold SUBI, represented by the Class X 1999-1B Sold SUBI Certificate, the Class X 1999-1B Sold SUBI Certificate, the 1999-1A SUBI and the 1999-1A SUBI Certificate to the Issuer pursuant to the Transfer Agreement.

            G. Issuer will issue (i) debt securities pursuant to an Indenture dated as of June 30, 1999 (the "Indenture") between the Issuer and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), and (ii) preferred membership interests in the Issuer pursuant to the LLC Agreement and will use the proceeds thereof on the date hereof to satisfy certain claims on the Trust Assets allocated to the 1999-1A Sold SUBI and to make a distribution to the Initial Beneficiary and thereafter will use the proceeds thereof to fund the acquisition of subsequent additions to the Trust Assets allocated to the 1999-1A Sold SUBI.

            H. Also concurrently herewith, the Origination Trust, the Settlor and the Servicer are entering into that certain 1999-1 Sold SUBI Supplement to Servicing Agreement (the "1999-1 Sold SUBI Servicing Supplement") pursuant to which, among other things, the terms of the Servicing Agreement will be supplemented insofar as they apply to the Trust Assets allocated to the 1999-1A Sold SUBI and the 1999-1B Sold SUBI, providing for specific servicing obligations that will benefit the Issuer, as the holder of the Class X 1999-1B Sold SUBI Certificate and the 1999-1A SUBI Certificate and SPV, as the holder of the Class Y 1999-1B Sold SUBI Certificate and related matters.

                                     PART X

                     DEFINITIONS; THIRD-PARTY BENEFICIARIES

            Section 10.1. Definitions. For all purposes of this 1999-1B Sold SUBI Supplement, except as otherwise provided or unless the context otherwise requires, (a) all capitalized terms used herein which are not defined herein and which are defined in the Origination Trust Agreement shall have the meanings attributed to them by the Origination Trust Agreement, (b) all capitalized terms used herein which are not defined herein or in the


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Origination Trust Agreement and which are defined in the Indenture shall have the meanings attributed to them by the Indenture, (c) all references to words such as "herein," "hereof" and the like shall refer to this 1999-1B Sold SUBI Supplement as a whole and not to any particular article or section within this 1999-1B Sold SUBI Supplement, (d) the term "include" and all variations thereon shall mean "include without limitation", and (e) the term "or" shall include "and/or".

            Section 10.2. Rights in Respect of 1999-1B Sold SUBI. The holder and pledgees of the Sold SUBI Certificates (including the SPV, the Issuer and the Indenture Trustee, on behalf of the Investor Noteholders) and their respective successors and permitted assigns are third-party beneficiaries of the Origination Trust Agreement and this 1999-1B Sold SUBI Supplement, insofar as they apply to the 1999-1B Sold SUBI and said holders or pledgees. Therefore, to that extent, references in the Origination Trust Agreement and herein to the ability of any "holder of a SUBI Certificate", "pledgee or assignee of a SUBI Certificate" or the like to take any action shall be deemed to refer to, in the case of the Class X 1999-1B Sold SUBI Certificate, the Issuer acting with the consent or upon the instruction of the Indenture Trustee during such time as any Investor Note shall remain outstanding and, if no Investor Notes remain outstanding, shall be deemed to refer to the Issuer acting in accordance with the LLC Agreement or, in the case of the Class Y 1999-1B Sold SUBI Certificate, SPV.

                                     PART XI

                        CREATION OF THE 1999-1B SOLD SUBI

            Section 11.1. Initial Creation of the 1999-1B Sold SUBI Portfolio and the 1999-1B Sold SUBI. (a) Pursuant to Section 4.2(a) of the Origination Trust Agreement, the Initial Beneficiary hereby directs the UTI Trustee to identify and allocate or cause to be identified and allocated on the books and records of the Origination Trust a separate portfolio of SUBI Assets (the "1999-1B Sold SUBI Portfolio") consisting of an ownership interest in all Trust Assets consisting of Fleet Receivables, the Trust's rights under the Receivables Purchase Agreement and all Trust Assets to the extent related thereto, including, without limitation, the Initial Beneficiary's rights under the Contribution Agreement and the Asset Sale Agreement related thereto (the "1999-1B Sold SUBI Assets").

            (b) Also pursuant to Section 4.2(a) of the Origination Trust Agreement, the UTI Trustee hereby creates a SUBI which shall be known as the "1999-1B Sold SUBI" and which shall represent an exclusive and specific beneficial interest solely in the 1999-1B Sold SUBI Portfolio.

            (c) As required by Section 4.2(d) of the Origination Trust Agreement, the SPV has appointed Wilmington Trust Company as the SUBI Trustee for the 1999-1B Sold SUBI and the 1999-1B Sold SUBI Portfolio.

            Section 11.2. [Reserved.]


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            Section 11.3. Issuance and Form of the 1999-1B Sold SUBI
Certificates. (a) The 1999-1B Sold SUBI shall be represented by a Class X 1999-1B Sold SUBI Certificate and a Class Y 1999-1B Sold SUBI Certificate which, collectively shall represent the entire and exclusive beneficial interest in the 1999-1B Sold SUBI and the 1999-1B Sold SUBI Portfolio, as further set forth herein. The 1999-1B Sold SUBI Certificates shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Sold SUBI Supplement and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon as may, consistently herewith and with the Origination Trust Agreement, be directed by the Initial Beneficiary. Any portion of the 1999-1B Sold SUBI Certificates may be set forth on the reverse thereof. The 1999-1B Sold SUBI Certificates shall be printed, lithographed, typewritten, photocopied or otherwise produced or may be produced in any other manner as may, consistently herewith and with the Origination Trust Agreement, be determined by the Initial Beneficiary.

            (b) As required by Section 4.2(b) of the Origination Trust Agreement, the 1999-1B Sold SUBI Certificates shall contain an express written release and subordination of any claim by any holder thereof to any proceeds or assets of the Origination Trust other than those from time to time included within the 1999-1B Sold SUBI Portfolio.

            (c) The Class X 1999-1B Sold SUBI Certificate represents the right to the Class X 1999-1B Invested Amount and the Class Y 1999-1B Sold SUBI Certificate represents the right to the Class Y 1999-1B Invested Amount, after the holder of the Class X 1999-1B Sold SUBI Certificate shall have received the Class X 1999-1B Invested Amount. For the purposes of this 1999-1B Sold SUBI Supplement, (i) "Class X 1999-1B Invested Amount" means for each Monthly Period, an amount equal to the lesser of (x) $80,000,000 and (y) the Aggregate Receivables Amount as of the close of business on the first day of such Monthly Period, (ii) "Class Y 1999-1B Invested Amount" means, for any Monthly Period, an amount equal to the excess, if any, of (x) the Aggregate Receivables Amount as of the close of business on the first day of such Monthly Period over (y) $80,000,000, and (iii) the "Aggregate Receivables Amount" as of any date is equal to the sum for all Eligible Receivables held by the Trust on such date of the amounts owing by the Obligors thereunder as of such date. A list identifying the Obligors with respect to the Fleet Receivables as of June, 24, 1999 is attached hereto as Schedule I. The UTI Trustee hereby identifies and allocates as 1999-1B Sold SUBI Assets such portfolio of SUBI Assets, such SUBI Assets to be identified on the books and accounts of the Origination Trust as belonging exclusively to the 1999-1B Sold SUBI Portfolio.

            Section 11.4. Filings; Termination of 1999-1B Sold SUBI; Related Matters. (a) The Settlor, the UTI Trustee and the SUBI Trustee will undertake all other and future actions and activities as may be required by the Servicer to perfect (or evidence) and confirm the foregoing allocations of 1999-1B SUBI Assets to the 1999-1B Sold SUBI Portfolio, including filing or causing to be filed UCC financing statements and executing and delivering all related filings, documents or writings as may be deemed reasonably necessary by the Servicer hereunder or under any of the Transaction Documents and as are presented to them in final execution form. The Settlor hereby irrevocably makes and appoints each of the SUBI Trustee and the Servicer, and any of their respective officers, employees or agents, as the true and lawful attorney-in-fact


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of the Settlor (which appointment is coupled with an interest and is irrevocable) with power to sign on behalf of the Settlor any financing statements, continuation statements, security agreements, mortgages, assignments, affidavits, letters of authority, notices or similar documents necessary or appropriate to be executed or filed pursuant to this Section.

            (b) If all of the 1999-1B Sold SUBI Assets have been liquidated into cash and all of such cash shall have been distributed in accordance with the 1999-1 Sold SUBI Servicing Supplement, then at the direction of the Initial Beneficiary the 1999-1B Sold SUBI shall be terminated and the 1999-1B Sold SUBI Certificates shall be returned to the SUBI Trustee and canceled thereby and all 1999-1B Sold SUBI Assets shall be allocated to the UTI.

            Section 11.5. Acceptance by SUBI Trustee. The SUBI Trustee shall have the rights, powers and duties set forth herein and in the Origination Trust Agreement with respect to the 1999-1B Sold SUBI. Pursuant to Section 3.1(c) of the Origination Trust Agreement, the SUBI Trustee hereby accepts its appointment as SUBI Trustee with respect to the 1999-1B Sold SUBI hereunder and agrees to act as a trustee of the Origination Trust for the benefit of the holder or holders of each 1999-1B Sold SUBI Certificates in accordance with the terms of this 1999-1B Sold SUBI Supplement and the Origination Trust Agreement. The Class X 1999-1B Sold SUBI Certificate shall be initially registered in the name of the Issuer and the Class Y 1999-1B Sold SUBI Certificate shall be initially registered in the name of the Initial Beneficiary.

            Section 11.6. Representations and Warranties of SUBI Trustee. The SUBI Trustee hereby makes the following representations and warranties on which the Settlor and Initial Beneficiary, each of their permitted assignees and pledgees, and each pledgee or holder of the 1999-1B Sold SUBI Certificates may rely:

            (a) Organization and Good Standing. The SUBI Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) Power and Authority. The SUBI Trustee has full power, authority and right to execute, deliver and perform this 1999-1B Sold SUBI Supplement and has taken all necessary action to authorize the execution, delivery and performance by it of this 1999-1B Sold SUBI Supplement.

            (c) Due Execution. This 1999-1B Sold SUBI Supplement has been duly executed and delivered by the SUBI Trustee, and this 1999-1B Sold SUBI Supplement and the Origination Trust Agreement are legal, valid and binding instruments enforceable against the SUBI Trustee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws relating to the enforcement of creditors' rights generally and to general principles of equity.

            (d) No Conflict. Neither the execution and delivery of this 1999-1B Sold SUBI Supplement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any


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      law, governmental rule, regulation, judgment, decree or order of any
      Governmental Authority in the State of Delaware binding on the SUBI Trustee or the charter or bylaws of the SUBI Trustee or any provision of any mortgage, indenture, contract, agreement or other instrument to which the SUBI Trustee is a party or by which it is bound. No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice or the taking of any other action with respect to, any Governmental Authority of the State of Delaware is required on the part of the SUBI Trustee in connection with the execution, delivery and performance by the SUBI Trustee of the Origination Trust Agreement, the Servicing Agreement, the 1999-1 Sold SUBI Servicing Supplement and this 1999-1B Sold SUBI Supplement.

            (e) Location of Records. The office where the SUBI Trustee keeps its records concerning the transactions contemplated hereby is located at 1100 North Market Street, Wilmington, Delaware 19890-0001.

            Section 11.7. Merger and Consolidation of Origination Trustees. Each Origination Trustee shall give notice to the Initial Beneficiary, the Servicer, SPV, the Issuer, and the Indenture Trustee within 30 days after effecting any merger, consolidation, or other transaction set forth in Section 6.5 of the Origination Trust Agreement.

                                    PART XII

                       ORIGINATION TRUST FEES AND EXPENSES

            Section 12.1. Origination Trust Fees and Expenses. Notwithstanding Sections 5.5, 6.8 or 7.1 or any other provision of the Origination Trust Agreement, the rights of the Origination Trustees to receive fees or be indemnified or reimbursed for expenses incurred in connection with or allocated to the 1999-1B Sold SUBI out of the 1999-1B Sold SUBI Assets shall be paid by the Servicer pursuant to Section 7.5 of the 1999-1 Sold SUBI Servicing Supplement.

                                    PART XIII

                   ASSIGNMENT OF THE CLASS X 1999-1B SOLD SUBI

            Section 13.1. Assignment. The parties to this 1999-1B Sold SUBI Supplement hereby acknowledge and consent to (i) the transfer, pledge, assignment by SPV to the Issuer pursuant to the Transfer Agreement of all of the SPV's right, title and interest in and to the portion of 1999-1B Sold SUBI, represented by the Class X 1999-1B Sold SUBI Certificate, and the Class X 1999-1B Sold SUBI Certificate and (ii) the pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Investor Noteholders pursuant to the Indenture of all of the Issuers right, title and interest in and to the portion of 1999-1B Sold SUBI, represented by the Class X 1999-1B Sold SUBI Certificate, and the Class X 1999-1B Sold SUBI Certificate. The parties to this 1999-1B Sold SUBI Supplement hereby acknowledge and agree that the SPV shall be prohibited from transferring any of its right, title


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and interest in and to the portion of 1999-1B Sold SUBI, represented by the
Class Y 1999-1B Sold SUBI Certificate, to any Person.

                                    PART XIV

                            MISCELLANEOUS PROVISIONS

            Section 14.1. Amendment, Etc. (a) Notwithstanding Section 9.1 of the Origination Trust Agreement, the Origination Trust Agreement, as supplemented by this 1999-1B Sold SUBI Supplement, to the extent that it deals solely with the 1999-1B Sold SUBI and the 1999-1B Sold SUBI Portfolio, may be amended only in accordance with this Section 14.1.

            (b) The Origination Trust Agreement or this 1999-1B Sold SUBI Supplement may be amended by SPV with the consent of the Origination Trustees, but without the consent of any other Person, to correct any inconsistency or cure any ambiguity or errors in the Origination Trust Agreement or this 1999-1B Sold SUBI Supplement only in a manner which would have no adverse effect on any holder of 1999-1B Sold SUBI Certificate or any pledgee or assignee thereof.

            (c) The Origination Trust Agreement or this 1999-1B Sold SUBI Supplement may be amended in any respect from time to time by SPV, with the consent of the Origination Trustees (to the extent adversely affected thereby), each holder of the 1999-1B Sold SUBI Certificates and each pledgee or assignee thereof.

            (d) Prior to the execution of any such amendment or consent, the Servicer shall furnish at least five (5) Business Days prior written notification of the substance of such amendment or consent (together with a copy of the related Opinion of Counsel) to each Rating Agency with respect to each Series of Investor Notes and each series of Preferred Membership Interests; provided that the Servicer shall have no obligation to furnish any such Rating Agency with prior written notice of the substance of any amendment or consent to the Origination Trust Agreement. No later than ten (10) Business Days after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency with respect to each Series of Investor Notes and each series of Preferred Membership Interests, the Issuer and the Indenture Trustee.

            (e) Prior to the execution of any amendment to the Origination Trust Agreement or this 1999-1B Sold SUBI Supplement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Origination Trust Agreement or this 1999-1B Sold SUBI Supplement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

            Section 14.2. Control. The Initial Beneficiary hereby agrees that, so long as Class X 1999-1B Invested Amount is greater than zero, the holder of the Class Y 1999-1B


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Certificate, or its pledgee, shall have no right to control the exercise of all rights, remedies, powers, interests and privileges in respect of the 1999- 1B Sold SUBI Portfolio.

            Section 14.3. Governing Law. THIS 1999-1B SOLD SUBI SUPPLEMENT SHALL BE CREATED UNDER AND GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

            Section 14.4. Notices. The notice provisions of Section 9.3 of the Origination Trust Agreement shall apply equally to this 1999-1B Sold SUBI Supplement. All demands, notices and communications under this 1999-1B Sold SUBI Supplement or the Origination Trust Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or telecopier, and;

            (i) if to the SUBI Trustee, addressed to:

            Wilmington Trust Company
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Attention: Corporate Trust Administration
                       (at Telecopier No. 302-651-8882)

      or at such other address as shall be designated by such Person to the other parties hereto;

            (ii) if to the Initial Beneficiary, addressed to:

            RAVEN FUNDING LLC
            900 Old Country Road
            Garden City, New York 11530
            Attention: General Counsel
            (at Telecopier No. (516) 222-3751)

      or at such other address as shall be designed by the holders of the 1999-1B Sold SUBI Certificates to the other parties hereto; and

            (iii) if to the Indenture Trustee, addressed to:

            The Chase Manhattan Bank
            450 West 33rd Street, 14th Floor
            New York, New York 10001-2597
            Attention: Capital Markets Fiduciary Services

            (iv) if to the Issuer, addressed to:


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            Greyhound Funding, LLC
            900 Old Country Road
            Garden City, New York  11530
            Attention:  General Counsel
            (at Telecopier No. (516) 222-3751)

      or at such other address as shall be designated by such Person to the parties hereto.

            Section 14.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this 1999-1B Sold SUBI Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this 1999-1B Sold SUBI Supplement and shall in no way affect the validity or enforceability of the other provisions of this 1999-1B Sold SUBI Supplement or of the 1999-1B Sold SUBI Certificates or the rights of the holders thereof. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this 1999-1B Sold SUBI Supplement invalid or unenforceable in any respect.

            Section 14.6. Effect of 1999-1B Sold SUBI Supplement on Origination Trust Agreement and Transaction Documents. (a) Except as otherwise specifically provided herein: (i) the parties shall continue to be bound by all provisions of the Origination Trust Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the obligations of the parties under the Origination Trust Agreement, as the context may require. In the event of any conflict between the provisions of this 1999-1B Sold SUBI Supplement and the Origination Trust Agreement with respect to the 1999-1B Sold SUBI, the provisions of this 1999-1B Sold SUBI Supplement shall prevail.

            (b) For purposes of determining the parties' obligations under this Sold SUBI Supplement with respect to the 1999-1B Sold SUBI, general references in the Origination Trust Agreement to: (i) the SUBI Portfolio shall be deemed to refer more specifically to the 1999-1B Sold SUBI Portfolio; (ii) the SUBI Supplement shall be deemed to refer more specifically to this 1999-1B Sold SUBI Supplement; and (iii) the SUBI Servicing Agreement Supplement shall be deemed to refer more specifically to the 1999-1 Sold SUBI Servicing Supplement.

            (c) Anything contained in the Origination Trust Agreement to the contrary notwithstanding (including, without limitation, Section 5.5 thereof), no Origination Trustee that is an Affiliate of VMS shall be entitled to any indemnification out of any 1999-1B Sold SUBI Assets for any matter for which VMS or any Affiliate of VMS shall have indemnified SPV or shall otherwise be responsible under the Transaction Documents.

            Section 14.7. Series Liability. Each party hereto represents, warrants and covenants (and each holder or pledgee of the 1999-1B Sold SUBI, by virtue of its acceptance of such Sold SUBI or pledge thereof represents, warrants and covenants) that (a) the 1999-1B Sold SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq., (b)(i) the debts, liabilities,


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obligations and expenses incurred, contracted for or otherwise existing with respect to the 1999-1B Sold SUBI or the 1999-1B Sold SUBI Portfolio shall be enforceable against the 1999-1B Sold SUBI Portfolio only, and not against any other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other SUBI, any other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against any other SUBI Assets, (c) except to the extent required by law or specified in the Origination Trust Agreement or in this 19991-1B Sold SUBI Supplement, UTI Assets or SUBI Assets with respect to any SUBI (other than the 1999-1B Sold SUBI) shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the 1999-1B Sold SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to assets allocated to the 1999-1B Sold SUBI or the 1999-1B Sold SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any SUBI other than the 1999-1B Sold SUBI or any SUBI Assets other than the 1999-1B Sold SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the 1999-1B Sold SUBI, and
(e) any purchaser, assignee or pledgee of an interest in the 1999-1B Sold SUBI, the 1999-1B Sold SUBI Certificate, any other SUBI, any other SUBI Certificate, the UTI or the UTI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any other SUBI or SUBI Certificate to release all claims to the assets of the Origination Trust allocated to the UTI and each other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each other SUBI Portfolio.

            Section 14.8. No Petition: Release of Claims. With respect to each Special Purpose Entity, each party hereto (and each holder and pledgee of the 1999-1B Sold SUBI, by virtue of its acceptance of such SUBI or pledge thereof) agrees that, prior to the date which is one year and one day after payment in full of all obligations under each Securitization (i) no party hereto shall authorize such Special Purpose Entity to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Special Purpose Entity or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Special Purpose Entity or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Special Purpose Entity, or to make a general assignment for the benefit of any party hereto or any other creditor of such Special Purpose Entity, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Special Purpose Entity under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each of the parties hereto agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Securitization, it will not institute against, or join any other Person in instituting against, any Special Purpose Entity an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any State of the United States.

                            [SIGNATURES ON NEXT PAGE]

            IN WITNESS WHEREOF, the Settlor and the Trustees have caused this 1999-1B Sold SUBI Supplement to be duly executed by their respective officers as of the day and year first above written.


                                   RAVEN FUNDING LLC, as Settlor and
                                     Initial Beneficiary


                                   By___________________________________________
                                     Name:
                                     Title:


                                   PHH VEHICLE MANAGEMENT SERVICES LLC,
                                     as UTI Trustee and Servicer


                                   By___________________________________________
                                     Name:
                                     Title:


                                   WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely as
                                     Delaware Trustee and SUBI Trustee


                                   By___________________________________________
                                     Name:
                                     Title:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS          .............................................................1

PART X

                     DEFINITIONS; THIRD-PARTY BENEFICIARIES....................2

      Section 10.1.  Definitions...............................................2
      Section 10.2.  Rights in Respect of  1999-1B Sold SUBI...................3

PART XI

                     CREATION OF THE 1999-1B SOLD SUBI.........................3

      Section 11.1.  Initial Creation of the 1999-1B Sold SUBI Portfolio
                       and the 1999-1B Sold SUBI...............................3
      Section 11.2.  ..........................................................3
      Section 11.3.  Issuance and Form of the 1999-1B Sold SUBI Certificates...4
      Section 11.4.  Filings; Termination of 1999-1B Sold SUBI; Related
                       Matters.................................................4
      Section 11.5.  Acceptance by SUBI Trustee................................5
      Section 11.6.  Representations and Warranties of SUBI Trustee............5
      Section 11.7.  Merger and Consolidation of Origination Trustees..........6

PART XII

                     ORIGINATION TRUST FEES AND EXPENSES.......................6

      Section 12.1.  Origination Trust Fees and Expenses.......................6

PART XIII

                     ASSIGNMENT OF THE CLASS X 1999-1B SOLD SUBI...............6

      Section 13.1.  Assignment................................................6

PART XIV

                     MISCELLANEOUS PROVISIONS..................................7

      Section 14.1.  Amendment, Etc............................................7
      Section 14.2.  Control...................................................7
      Section 14.3.  Governing Law.............................................8
      Section 14.4.  Notices...................................................8


                                      (i)